UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 1, 2012

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

143 Varick Street, New York, NY	10013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	212-231-2000

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On  August 1, 2012, the Company issued a press release entitled “Inuvo Reports Preliminary Unaudited Second Quarter Revenue of Approximately $12.9 Million” regarding, among other things, its preliminary unaudited revenue for the three months ended June 30, 2012, its preliminary unaudited revenue for July 2012 and outlook for the Company. A copy of the Company’s press release is being furnished herewith as Exhibit 99.

Item 7.01  Regulation FD Disclosure.

As disclosed in Item 2.02 above, on August 1, 2012, Inuvo, Inc. issued a press release announcing, among other things, its preliminary unaudited revenue for the three months ended June 30, 2012, its preliminary unaudited revenue for July 2012 and outlook for the Company. A copy of the Company’s press release is being furnished herewith as Exhibit 99.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Inuvo, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press release dated August 1, 2012, titled “Inuvo Reports Preliminary Unaudited Second Quarter Revenue of Approximately $12.9 Million”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.

Date: August 1, 2012	By:	/s/ John B. Pisaris
John B. Pisaris
General Counsel

EXHIBIT INDEX

99.1	Press release dated August 1, 2012, titled “Inuvo Reports Preliminary Unaudited Second Quarter Revenue of Approximately $12.9 Million”